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                                                                     EXHIBIT 2.1


                      AMENDMENT NO. 15 TO THE AMENDED AND
                  RESTATED OPERATIONS AND SETTLEMENT AGREEMENT

         This Amendment No. 15 ("Amendment") to the Amended and Restated Operations and Settlement Agreement, as amended, (the "Agreement") is entered into as of April 30, 2000, among the Commissioner of the Department of Corporations of the State of California (the "Commissioner" acting for himself and the Department of Corporations of the State of California (collectively, the "State")), J. Mark Abernathy, as Special Monitor-Examiner, Caremark Rx, Inc., a Delaware corporation f/k/a MedPartners, Inc., and its successors and assigns ("MedPartners") and MedPartners Provider Network, Inc., a California corporation ("MPN"), as a debtor and debtor in possession in the Bankruptcy Case. Capitalized terms not otherwise defined herein shall have the meanings ascribed to them in the Agreement.


                                    RECITALS

         WHEREAS, the parties entered into the Agreement as of June 16, 1999;
and

         WHEREAS, the parties have previously entered into Amendments Nos. 1 through 14 to the Agreement.

         NOW THEREFORE, in consideration of the mutual covenant and agreements contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:


                                   AGREEMENT

         1. The second sentence of Subsection 3.8(b) of the Agreement is hereby deleted and replaced with the following sentence: "All objections to pre-petition Claims, other than any pre-petition Claim (a) asserted by any Plan, or (b) that is the subject of a settlement agreement agreed to by the claimant, shall be filed by May 1, 2000."

         2. Section 13.2 of the Agreement is hereby amended by deleting "May 1, 2000" and inserting in its place "June 1, 2000."

         3.       The Agreement shall remain unchanged in all other respects.

         4. This Amendment may be executed in one or more counterparts each of which, when executed and delivered, shall be deemed to be an original, and all of which, when taken together, shall constitute but one and the same agreement. Delivery of an executed counterpart of this Amendment by facsimile shall be equally effective as delivery of an original executed counterpart of this Amendment.
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         IN WITNESS WHEREOF, the parties hereto have executed this Amendment to be executed as of the date first above written.


                                        CAREMARK RX, INC.
                                        a Delaware corporation


                                        By /s/ EDWARD L. HARDIN, JR.
                                           -------------------------------------
                                           Name: Edward L. Hardin, Jr.
                                           Title: EVP & General Counsel


                                        MEDPARTNERS PROVIDER NETWORK, INC.,
                                        a California corporation


                                        By /s/ DON GARNER
                                           -------------------------------------
                                           Name: Don Garner
                                           Title: Corporate Secretary


                                        COMMISSIONER OF THE DEPARTMENT OF
                                        CORPORATIONS


                                        By /s/ WILLIAM KENEFICK
                                           -------------------------------------
                                           Name: William Kenefick
                                           Title: Acting Commissioner of the
                                                  Department of Corporations


                                        J. MARK ABERNATHY,
                                        as Special Monitor-Examiner and not
                                        individually


                                        By /s/ J. MARK ABERNATHY
                                           -------------------------------------
                                           Name: J. Mark Abernathy
                                           Title: J. Mark Abernathy,
                                                     as Special Monitor-Examiner


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